==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ________________________
                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  February 1, 2001



                              Host Marriott, L.P.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                         0-25087                       52-2095412
(State or Other Jurisdiction       (Commission File Number)           (I.R.S. Employer
      of Incorporation)                                             Indemnification no.)

         10400 Fernwood Road
         Bethesda, Maryland                                20817
(Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (301) 380-9000

==============================================================================

Item 5.  Other Events.

     Host Marriott, L.P. ("Host LP"), Host Marriott Corporation ("Host Marriott") and various entities affiliated with The Blackstone Group (the "Blackstone Entities") entered into an Underwriting Agreement dated as of February 1, 2001 (the "Underwriting Agreement") with Salomon Smith Barney Inc. (the "Underwriter"). Pursuant to Host LP's partnership agreement, Host Marriott agreed to issue to the Blackstone Entities 12,500,000 shares of its common stock, par value $.01 per share (the "Host Marriott Common Stock"), upon redemption of units of limited partnership interest in Host LP and, subject to the terms and conditions contained in the Underwriting Agreement, the Blackstone Entities agreed to sell to the Underwriter the 12,500,000 shares of Host Marriott Common Stock for delivery on February 7, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (A)  Financial statements of business acquired.

          Not applicable.

     (B)  Pro forma financial information.

          Not applicable.

     (C)  Exhibits.


  Exhibit No.      Description
  -----------      -----------

      1.1 Underwriting Agreement dated as of February 1, 2001 among Host Marriott Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone Entities.

      8.1          Tax Opinion of Hogan & Hartson L.L.P.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT, L.P.

                                         By:  Host Marriott Corporation, its
                                         General Partner

                                         By: /s/ Robert E. Parsons, Jr.
                                             -----------------------------
Date: February 7, 2001                       Name:  Robert E. Parsons, Jr.
                                             Title: Executive Vice President

                                 Exhibit Index



  Exhibit No.      Description
  -----------      -----------

      1.1 Underwriting Agreement dated as of February 1, 2001 among Host Marriott Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone Entities.

      8.1          Tax Opinion of Hogan & Hartson L.L.P.